Exhibit 10.2

PLACEMENT AGENT AND ADVISORY SERVICES AGREEMENT

This PLACEMENT AGENT AND ADVISORY SERVICES AGREEMENT (the “Agreement”), dated as of February 7, 2024 (the “Effective Date”), by and between Boustead Securities, LLC (“BSL”), a California limited liability company having its principal offices located at 6 Venture, Suite 395, Irvine, CA 92618 and Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (together with its affiliates and subsidiaries, hereafter referred to as the “Company”), having its principal office at 401 Professional Drive, Suite 260, Gaithersburg, MD 20879.

WHEREAS, BSL is pleased to act as the exclusive placement agent and financial advisor to the Company, including its affiliates and subsidiaries, in connection with the Company’s plan to pursue the corporate finance activities described in this Agreement or any combination thereof.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Purpose: The Company hereby engages BSL on an exclusive basis for the term specified in Paragraph 5 hereof to render consulting advice to the Company upon the terms and conditions set forth herein.

2.	BSL Services: During the Term of this Agreement, BSL and BSL’s affiliates shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company, provided that BSL shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of BSL’s advice is not readily quantifiable, and that although BSL shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, BSL shall not be obligated to spend any specific amount of time in so doing. BSL’s services may include but will not necessarily be limited to serving as the Company’s placement agent, on a best-efforts basis and advising the Company on its offering of $4,500,000 of Units pursuant to that Term Sheet between BSL and the Company, dated February 7, 2024 (the “Offering”).

3.	Fees and Expenses: Boustead reserves the right to reduce any item of its compensation, including expenses, or adjust the terms thereof as specified herein in the event that a determination and/or suggestion will be made by the Financial Industry Regulatory Authority (“FINRA”) to the effect that the aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation for the Offering paid by the Company may not be increased above the amounts stated herein as follows:

a)	Fees:

i.	Commitment Fee. BSL shall receive a commitment fee equal to $112,500 upon the earlier of the filing of the Registration Statement or termination of the Offering (the “Payment Date”). The Company may elect to pay the Commitment Fee in cash or in shares of its common stock (“SHPH Shares”). If the Commitment Fee is paid in SHPH Shares, the number of SHPH Shares issued to BSL shall be determined by dividing the Commitment Fee by a price per share of SHPH common stock equal to the Volume Weighted Average Price per SHPH share for the five (5) trading days preceding to the Payment Date.

ii.	Success Fees. Upon the closing of the Offering, Boustead shall receive a success fee, payable in cash, equal to eight percent (8%) of the gross amount to be disbursed to the Company from the Offering’s closing.

iii.	Expenses: The Company has remitted to BSL $40,000 for due diligence and legal expenses, which fee payment was received by BSL prior to entry into this Agreement.

4.	BSL’s Opinions and Advice: The Company acknowledges that all opinions and advice (written or oral) given by BSL to the Company in connection with BSL’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of BSL to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to BSL, or use BSL’s name in any annual reports or any reports or releases of the Company, without the BSL’s prior written consent, except as may be required pursuant to SEC rules and regulations or other legal requirements.

5.	Term; Termination of Agreement. The term of this Agreement shall be from the Effective Date through the first-year anniversary thereof. Either party may terminate this Agreement prior to its expiration by notifying the other party in writing upon a material breach by that other party, unless such breach is curable and is in fact cured within thirty (30) days after such notice. Notwithstanding the foregoing, all provisions of this Agreement (including Exhibit A hereto) other than Sections 1, 3 and 4 shall survive the termination or expiration of this Agreement. BSL shall be entitled to compensation under Section 2 through the end of the Term.

6.	Indemnification. The indemnification provisions set forth in Exhibit A hereto are incorporated by reference and are a part of this Agreement.

7.	Notices. Any notice required shall be in writing and may be delivered by hand, e-mail, fax or first-class mail to the following addresses (or at such other email, fax number or address as shall hereafter be specified by such party by like notice):

(a)	If to the Company, to:

Anatoly Dritschilo, CEO

Shuttle Pharmaceuticals Holdings, Inc.

1 Research Ct.

Rockville, MD 20850

Email: dritscha@georgetown.edu

With a copy to:

Megan J. Penick, Esq.

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

Email: penick.megan@dorsey.com

(b)	If to BSL, to:

Keith Moore, CEO

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Telephone Number: (949) 295-1580

Fax Number: (815) 301-8099

E-mail: keith@boustead1828.com

With a copy to:

Christopher P. Parrington, Esq.

Boustead & Company Limited

P.O. Box 118

Chaska, MN 55318

Email: Chris.Parrington@bousteadco.com

Notices shall be deemed to have been given contemporaneously in the case of fax or e-mail. Notices given by first class mail shall be deemed to have been given seven days after mailing. Evidence that the notice was properly addressed, stamped and mailed shall be prima facie evidence of mailing.

8.	Company to Control Transactions. The terms and conditions under which the Company would enter into a Transaction shall be at the sole discretion of the Company. Nothing in this Agreement shall obligate the Company to actually consummate a Transaction. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with a Transaction.

9.	Confidentiality of Company Information. BSL, and its officers, directors, employees and agents shall use commercially reasonable efforts to maintain in strict confidence and not copy, disclose or transfer to any other party (a) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts, and (b) all confidential technology of the Company. In furtherance of the foregoing, BSL agrees that it shall not transfer, transmit, distribute, download, or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and BSL shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without the Company’s express permission. Nothing in this Agreement shall constitute a grant of authority to BSL or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. BSL shall be permitted to maintain at least one copy of all Company information, confidential or not, in any format, whether electronic, digital, or hard copy, to satisfy its recordkeeping requirements.

The provisions of this Section shall survive any termination of this Agreement.

10.	Press Releases, Etc. BSL will not disclose the fact that discussions or negotiations are taking place concerning a possible Transaction involving the Company, or the status or terms and conditions thereof.

11.	Due Diligence: Neither the Company, nor any of its directors, officers, or stockholders, should, in any way rely on BSL to perform any due diligence with respect to the Company. It is expressly understood and agreed that the Investors will conduct their own due diligence on the Company and the opportunity.

12.	Compliance with Laws. BSL represents and warrants that it shall conduct itself in compliance with applicable federal and state laws. BSL represents that it is not a party to any other Agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

13.	Assignment Permissible. The Company does acknowledge that BSL may pay other consultants or agents in connection with this Agreement and that BSL reserves the right to assign this Agreement to BSL affiliates, Sutter Securities Inc. and Sutter Securities Clearing, LLC.

14.	Amendments. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

15.	Governing Law; Dispute Resolution; Attorneys’ Fees. This Agreement shall be deemed to have been made in the State of Delaware and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Delaware, without regard to the conflicts of laws rules of such jurisdiction. Any controversy or claim relating to or arising from this Agreement (a “Dispute”) shall be settled, as applicable, in federal court located in Los Angeles, California. Should a Dispute not rise to meet the qualifications of filing in federal court in Los Angeles, CA, then the Dispute shall be resolved by arbitration in accordance with the Arbitration Rules of the Financial Industry Regulatory Authority (“FINRA”) as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Orange County, California. Following thirty (30) days’ notice by any party of intention to invoke arbitration, any Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by the arbitrators upon which the parties agree. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted by any party to interpret or enforce any provision of this Agreement, then the prevailing party shall be entitled to recover from the other parties its reasonable attorneys’, paralegals’, accountants’, and other experts’ fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.

16.	WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.	Waiver. Neither BSL’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by BSL or the Company of any of their respective rights or privileges under this Agreement.

18.	Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

19.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the Parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all the Parties hereto, notwithstanding that all of the Parties are not signatory to the same counterpart. Each of the Parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

20.	Entire Agreement. This Agreement (together with Exhibit A) constitutes the entire agreement between the Company and BSL. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein and shall be of no further force or effect. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and BSL dated as of November 10, 2021 shall remain in full force and effect.

21.	English Language. This Agreement is expressed in the English language. If this Agreement is translated by either party to another language for any purpose, the English language version shall govern over any translation in the event of any inconsistency, discrepancy or conflict in interpretation. All communications, notices, and other actions relating to this Agreement shall be in the English language.

22.	No Warranties. BSL DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES WHICH ARE NOT EXPRESSLY STATED IN THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMISSIBLE BY LAW. BSL DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES TO ANY PARTY THAT IS NOT A COMPANY SIGNATORY AND COMPANY ACKNOWLEDGES THAT THERE ARE NO INTENDED THIRD-PARTY BENEFICIARIES OF THIS AGREEMENT. FURTHER, THE COMPANY UNDERSTANDS AND ACKNOWLEDGES:

(i) THE PERSONNEL REPRESENTING BSL IN NEGOTIATING THIS AGREEMENT DO NOT HAVE AUTHORITY TO MAKE ANY STATEMENTS, PROMISES OR REPRESENTATIONS IN CONFLICT WITH OR IN ADDITION TO THE INFORMATION IN THIS AGREEMENT AND BSL SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY SUCH STATEMENTS, PROMISES, OR REPRESENTATIONS; STANDS AND ACKNOWLEDGES THAT:

(ii) COMPANY HAS NOT RELIED UPON SUCH STATEMENTS, PROMISES, OR REPRESENTATIONS AND WAIVES ANY RIGHTS OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES, OR REPRESENTATIONS;

(iii) WHILE COMPANY AND THE PERSONNEL REPRESENTING BSL IN NEGOTIATING THIS AGREEMENT MAY HAVE DISCUSSED POTENTIAL VALUE RANGES FOR THE COMPANY AND/OR TARGET SALE PRICES AND FINANCING OR TRANSACTION STRUCTURES, THE EXACT VALUE OF THE COMPANY COULD NOT POSSIBLY BE ASCERTAINED BY BSL OR ANY OTHER PARTY WITHOUT GOING TO MARKET AND, FURTHER, THAT THE EXACT VALUE OF THE COMPANY AND THE PRECISE STRUCTURE OF AN EVENTUAL FINANCING OR TRANSACTION CAN ONLY BE DETERMINED BY WHAT A WILLING AND ABLE COUNTERPARTY AGREES TO PAY AND COMPANY AGREES TO ACCEPT IN AN ARMS-LENGTH FINANCING OR TRANSACTION IN THE ABSENCE OF DURESS; AND

(iv) BSL’S ENGAGEMENT IS NOT A GUARANTEE THAT A VALUE OR STRUCTURE ACCEPTABLE TO COMPANY WILL OR CAN BE ACHIEVED VIA THE PROVISION OF THE SERVICES SET FORTH HEREIN.

23.	Non-Circumvention. Other than as provided for herein, the Company agrees NOT to proceed with any transaction with any Investors, introduced client, entities or persons or any other contact introduced by BSL to the Company. The Company agrees NOT to attempt to contact any Investors, entities or persons or any other contact introduced by BSL to the Company without first obtaining prior written approval from BSL. This Section shall survive the termination or expiration of the Agreement.

24.	Non-Solicitation. Absent the written consent of the other parties, no party will, during the term of this Agreement and continuing for a period of two (2) year from the date of termination of this Agreement, solicit or attempt to entice away, hire, or engage any person who is at any time during the Term employed or engaged to perform services by the other party. Notwithstanding the foregoing, the restrictions in this Section shall not apply to employees or consultants who have been terminated by a party and are not subject to restrictive contractual obligations or covenants (including but not limited to any non-competition or garden leave provisions) with respect to such party.

25.	No Commitment or Guarantee. The execution of this Agreement does not constitute a commitment by BSL or the Company to consummate any Transaction and does not ensure the successful placement of securities of any investment vehicle or the success of BSL with respect to finding any Investors or the success with respect to any Transaction. No promises or representations have been made except as expressly set forth in this Agreement and the parties have not relied on any promises or representations except as expressly set forth in this Agreement.

26.	Further Assurances. The parties shall afford each other reasonable assurances, including written representations and access to any correspondence, agreements, or other documents, which the other party may reasonably request for the purpose of verifying compliance with the terms and conditions of this Agreement.

Please confirm that the foregoing is in accordance with our understanding by signing and returning one copy of this Agreement to BSL to indicate the Company’s acceptance of the terms set forth herein.

By signing this Agreement, the signing party represents that he/it has unconditional authority to enter into this Agreement on behalf of each party hereto.

Boustead Securities, LLC (“BSL”)

By:	/s/ Keith Moore
Keith Moore, CEO

Shuttle Pharmaceuticals Holdings, Inc. (the “Company”)

By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo, CEO

EXHIBIT A

Indemnification

The Company agrees that it shall indemnify and hold harmless, BSL, its members, managers, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or BSL’s performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from BSL’s gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company, or its owners, whether an entity(ies) or individual(s), shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and BSL on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and BSL on the other, but also the relative fault of the Company and BSL; provided, however, in no event shall the aggregate contribution of BSL and/or any Indemnified Party be in excess of the net compensation actually received by BSL and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Exhibit A, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party’s delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company’s receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of BSL’s engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company’s business or assets.